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                                                                                                 EXHIBIT 99.12

                                                PACKETEER, INC.
                                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                            ENROLLMENT/CHANGE FORM

SECTION 1:         Action                                        Complete Sections:
                   ---------------------------------             ---------------------------------------------
                        New Enrollment                           2, 3, 7 and sign attached Stock Purchase
ACTION                                                           Agreement

                   [ ]  Change Payroll Deduction                 2, 4, 7
                   [ ]  Terminate Payroll Deductions             2, 5, 7
                   [ ]  Leave of Absence                         2, 6, 7

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SECTION 2:
PERSONNEL      Name
DATA               -------------------------------------------------------------------------------------------
                               Last                     First                MI           Dept.

               Home Address
                               -------------------------------------------------------------------------------
                                                          Street

                               -------------------------------------------------------------------------------
                                         City                 State                 Zip Code

               Social Security #
                                             -          -
                                --- --- ---     --- ---    --- --- --- ---

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SECTION 3:         Effective with the Purchase                       Payroll Deduction  Amount:  __________ %
                   Interval Beginning:                               of cash earnings*

NEW                                                                  * Must be a multiple of 1% up to a
ENROLLMENT         [ ] February 1, ______                            maximum of 15% of cash earnings

                   [ ] August 1, ______

                   [ ] Initial Offering Period

==============================================================================================================
SECTION 4:         Effective with the                                I authorize  the following new level
                   Pay Period Beginning:                             of payroll deduction: ______________%
                                                                     of cash earnings*
                   ----------------------------------------
                             Month, Day and Year                     * Must be a multiple of 1% up to a
                                                                     maximum of 15% of cash earnings
CHANGE
PAYROLL
DEDUCTIONS         NOTE:   You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval
                           (first business day of February or August).

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SECTION 5:         Effective with the
                   Pay Period Beginning:
                                                                                Your election to terminate
TERMINATE          ----------------------------------------                     your payroll deductions cannot
PAYROLL                      Month, Day and Year                                be changed, and you may not
DEDUCTIONS                                                                      rejoin the offering period
                                                                                unless you re-enroll before a
                                                                                new semi-annual purchase date.
                                                                                If you do so, you will be
                                                                                granted a new purchase right
                                                                                with a purchase price based
                                                                                upon the value of the common
                                                                                stock on your new entry date.

                    In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:

                    [ ] Purchase shares of Packeteer, Inc. at end of the interval

                                             OR

                    [ ]  Refund ESPP payroll deductions collected

                    NOTE:     If your employment terminates for any reason or your eligibility status changes
                              (less than 20 hrs/week or less than 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

==============================================================================================================
SECTION 6:         In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:

LEAVE OF           [ ] Purchase shares of Packeteer, Inc. at end of the interval
ABSENCE
                                             OR
                   [ ]  Refund ESPP payroll deductions collected

                    NOTE:     If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.

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  SECTION 7:

AUTHORIZATION      I HEREBY AUTHORIZE THE SPECIFIC ACTION OR ACTIONS INDICATED ABOVE.


---------------------------------------------                       ------------------------------------------
                    Date                                                       Signature of Employee

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